SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 2005


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



   Delaware                       0-22512                    77-0355502
-----------------             ---------------             ------------------
(State or other               (Commission File            (I.R.S. Employer
jurisdiction of                Number)                     Identification No.)
incorporation)


          500 Westridge Drive                             95076
          Watsonville, California                      ------------
      --------------------------------                  (Zip Code)
      (Address of principal executive offices)



                                 (831) 728-2700
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     This Form 8-K includes forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that involve a number of risks and uncertainties.
These forward-looking statements include, among other things, statements that relate to the financial statement impact of accelerating the vesting of all outstanding stock options, as well as facts and assumptions underlying these statements or projections. Actual results may differ from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.


Item 1.01.   Entry into a Material Definitive Agreement.


Second Amendment to Lease Agreement

     West Marine, Inc. currently leases its Watsonville Support Center from Watsonville Freeholders, L.P. pursuant to the terms of that certain Lease Agreement (the "Lease Agreement"), dated June 26, 1997, by and between Watsonville Freeholders and West Marine Products, Inc., a wholly-owned subsidiary of West Marine, Inc. Randolph K. Repass, Chairman of the Board of West Marine, is a general partner of Watsonville Freeholders and, together with certain members of his family, owns substantially all of the partnership interests in Watsonville Freeholders. Richard E Everett, West Marine's former President and Chief Operating Officer and Geoffrey A. Eisenberg, a director of West Marine, are limited partners of Watsonville Freeholders.

     As previously disclosed, on July 27, 2005, West Marine Products, Inc. and Watsonville Freeholders entered into the First Amendment of Lease (the "First Amendment") amending the terms of the Lease Agreement. Pursuant to the First Amendment, West Marine Products agreed to extend the term of the Lease Agreement and to lease approximately 15,000 square feet of additional space (the "Additional Space") adjacent to its current facility within the Watsonville Support Center. Watsonville Freeholders agreed to build-out the Additional Space and such costs were to be charged back to West Marine Products.

     On December 22, 2005, West Marine Products and Watsonville Freeholders entered into the Second Amendment of Lease (the "Second Amendment") amending the terms of the First Amendment. Pursuant to the terms of the Second Amendment, West Marine Products and Watsonville Freeholders have agreed to terminate those provisions of the First Amendment related to West Marine Products' lease of the Additional Space. West Marine and Watsonville Freeholders agreed to terminate these provisions because, after further analysis, West Marine determined that it did not require the Additional Space at this time. West Marine Products has agreed to reimburse Watsonville Freeholders approximately $61,350 for its costs and expenses incurred to build-out the Additional Space. West Marine Products will continue to lease approximately 89,200 square feet of space at the Watsonville Support Center from Watsonville Freeholders, and all other terms of the First Amendment remain unchanged.

     This summary of the Lease Agreement, the First Amendment and the Second Amendment is qualified in its entirety by reference to the full text of the Lease Agreement and the First Amendment, which are incorporated by reference as Exhibits 10.1 and 10.2, respectively, and the Second Amendment which is attached hereto as Exhibit 10.3.


Accelerated Vesting of Stock Options

     On December 22, 2005, the Governance and Compensation Committee of the Board of Directors of West Marine, Inc. recommended, and the Board of Directors of West Marine, Inc. approved, the acceleration of the vesting of all of the unvested stock options granted under West Marine, Inc.'s Omnibus Equity Incentive Plan. Even though the options became fully vested, the Governance and Compensation Committee did not change the exercise date of these options, and all other terms of the awards remain unchanged. The effect of the Governance and Compensation Committee's action was to amend each affected award agreement, and a form of the notice to affected employees is attached hereto as Exhibit 10.4.

     The Governance and Compensation Committee's action accelerated the vesting of options covering approximately 1,771,460 million shares of common stock, of which 1,679,827 million had exercise prices above $13.56 per share, the reported closing price of West Marine common stock on the Nasdaq National Market for December 22, 2005. Options with exercise prices above the market value of West Marine common stock are sometimes referred to as "underwater options", and the purpose of accelerating the vesting of these underwater options is to allow West Marine to avoid in future years having to recognize compensation expense for these options despite the fact that the exercise prices of all such options exceeded the closing price of West Marine's common stock. The aggregate pre-tax expense that, absent the vesting acceleration of underwater options, would have been reflected in West Marine's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $16.6 million.

     The Governance and Compensation Committee determined to accelerate vesting for all unvested stock options, in part, to facilitate administration and, as a result of accelerating the vesting of the 91,633 million options with an exercise price less than the December 22, 2005 closing price, West Marine expects to recognize an expense of approximately $0.1 million in its consolidated financial statements for the fiscal fourth quarter of 2005.


Item 1.02.   Termination of a Material Definitive Agreement.

     The disclosures required by this Item are set forth under "Second Amendment to Lease Agreement" in Item 1.01 above and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

             (a)  Not Applicable.

             (b)  Not Applicable.

             (c)  Exhibits:

             10.1 Lease Agreement, dated June 26, 1997, by and between Watsonville Freeholders and West Marine Products, Inc. (incorporated by reference to Exhibit 10.14 to West Marine, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 28, 1997).

             10.2 First Amendment of Lease, dated July 27, 2005, by and between
                  Watsonville Freeholders and West Marine Products, Inc. (incorporated by reference to Exhibit 10.14 to West Marine, Inc.'s Current Report on Form 8-K dated July 27, 2005 and filed July 28, 2005.

             10.3 Second Amendment of Lease, dated December 22, 2005, by and between Watsonville Freeholders and West Marine Products, Inc.

             10.4 Notice to holders of West Marine, Inc. stock options
                  regarding accelerated vesting.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEST MARINE, INC.




Date:  December 29, 2005                  By:/s/ Eric Nelson
                                             ------------------------------
                                             Eric Nelson
                                             Senior Vice President and
                                             Chief Financial Officer

                                                                  Exhibit 10.3

                            SECOND AMENDMENT OF LEASE

    THIS SECOND AMENDMENT OF LEASE (hereinafter called "Amendment") is made and entered into December 22, 2005, by and between Watsonville Freeholders, a California limited partnership (hereinafter called "Landlord") and West Marine Products, Inc., a California corporation (hereinafter called "Tenant").


                                    RECITALS

     A. By lease agreement dated June 26, 1997, as amended by (a) Landlord Subordination dated February 6, 2003, and by (b) First Amendment of Lease dated July 27, 2005 (hereinafter collectively "Lease"), Landlord leased to Tenant an approximately eighty-nine thousand, two hundred eleven (89,211) square-foot premises located at 500 Westridge Drive, Watsonville, CA 95076 (the "Demised Premises"). The Demised Premises is more particularly described in the Lease.

     B. Landlord and Tenant now desire to further amend the Lease in c certain respects.


                                    AGREEMENT

     For and in consideration of the recitals above made and the promises and agreements that follow, and other good and valuable consideration, the parties agree as follows:

     1.   Revocation of Expansion.   Landlord and Tenant do hereby agree that
Sections 1, 2, 3, 4, 5, 6, 7, 10 and 11 of the aforesaid First Amendment of Lease (the "First Amendment") are hereby canceled, and that from and after the date hereof said Sections of the First Amendment are void and of no further force or effect whatsoever.


     2. Restatement of Paragraph 8. Paragraph 8 of the First Amendment is hereby amended and restated in its entirety as follows:

          "8. Renewal. Landlord and Tenant do hereby agree that the Lease is renewed for the period November 11, 2006, through November 30, 2011, and that the Rent for the Demised Premises shall be as follows:


Annual Rate               Period            Monthly Amount      Annual Amount

 $14.10          11/1/06 through 10/31/11     $104,822.93       $1,257,875.10"


     3. Restatement of Paragraph 9. Paragraph 9 of the First Amendment is hereby amended and restated in its entirety as follows:

          "9. Further Renewal Option. Landlord and Tenant do hereby further agree that Rent for Tenant's renewal option to renew the Term of the Lease for the period November 1, 2011 through October 31, 2016, shall be as follows:

Annual Rate               Period            Monthly Amount      Annual Amount

  $15.00         11/1/11 through 10/31/16     $111,513.75       $1,338,165.00"


     4. Reimbursement of Landlord Expenses. Tenant does hereby agree to reimburse Landlord, on or before December 31, 2005, the amount of Sixty-one Thousand, Three Hundred Forty-eight Dollars and 10/100 ($61,348.10)
(the "Reimbursement Amount") expended by Landlord in pursuit of the expansion of the Demised Premises voided hereby. Landlord agrees to provide to Tenant, on or before February 28, 2006, copies of all bills, statements and invoices totaling the Reimbursement Amount.


     5. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms and phrases used in this Amendment shall have the same meaning attributed to them in the Lease.


     6. Affirmation. Except as modified by this Amendment, the Lease remains unchanged.

         IN WITNESS WHEREOF, the parties have executed this Amendment.


LANDLORD:                                   TENANT:


Watsonville Freeholders                     West Marine Products, Inc.




By:s/ Randolph K. Repass                    By:/s/ Peter Harris
   -------------------------                   ----------------------------
   Randolph K. Repass                          Peter Harris
   General Partner                             President and C.E.O.

                                                                 Exhibit 10.4


                 WEST MARINE, INC. OMNIBUS EQUITY INCENTIVE PLAN

                                  Amendment to:
              Notice of Grant of Stock Options and Option Agreement
                              To Accelerate Vesting

                                     [date]


To:  Name

     The Company previously has granted to you nonqualified stock options under the terms of the West Marine, Inc., Omnibus Equity Incentive Plan (the "Plan"). Effective as of December 22, 2005, the Company has amended the terms of all of the outstanding stock option agreements to accelerate the vesting of the options, so that they may be exercised immediately. The other terms of the options (e.g., the exercise price and the expiration date), as determined under the terms of the Plan and your Notice of Grant of Stock Options and Option Agreement, remain unchanged.

    The [attached] chart [below] lists your stock options that have become 100% vested and exercisable:


                       Number of            Exercise               Expiration
Grant Date           Option Shares           Price                    Date

 Grant                  NUMBER              $ PRICE                    DATE
 Grant                  NUMBER              $ PRICE                    DATE
 Grant                  NUMBER              $ PRICE                    DATE
 Grant                  NUMBER              $ PRICE                    DATE


    If you have any questions regarding the information contained herein, please contact [_____________] at [_______________].The Company previously has granted to you